Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned, being a director of Genworth Financial, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Thomas J. McInerney, Jerome T. Upton and Gregory S. Karawan and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign the Company’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of 42,300,000 shares of Common Stock, $0.001 par value per shares, under the 2025 Genworth Financial, Inc. Omnibus Incentive Plan, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

/s/ Melina E. Higgins Melina E. Higgins Non-Executive Chair of the Board	May 22, 2025

/s/ G. Kent Conrad G. Kent Conrad Director	May 22, 2025

/s/ Karen E. Dyson Karen E. Dyson Director	May 22, 2025

/s/ Jill R. Goodman Jill R. Goodman Director	May 22, 2025

/s/ Howard D. Mills, III Howard D. Mills, III Director	May 22, 2025

/s/ Elaine A. Sarsynski Elaine A. Sarsynski Director	May 22, 2025

/s/ Robert P. Restrepo Jr. Robert P. Restrepo Jr. Director	May 22, 2025

/s/ Ramsey D. Smith Ramsey D. Smith Director	May 22, 2025

/s/ Steven C. Van Wyk Steven C. Van Wyk Director	May 22, 2025